UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2004

DIGITAL ANGEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-15177

52-1233960

(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Villaume Avenue, South St. Paul, MN 55075
(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code)    (651) 455-1621

Not applicable.

(Former name or former address, if changed since last report.)

Item 2.                                                           Acquisition or Disposition of Assets

On April 19, 2004, Digital Angel Corporation sold certain assets of its Medical Systems segment’s medical services business pursuant to an Asset Purchase Agreement dated April 8, 2004 by and between Digital Angel Corporation and MedAire, Inc.  Assets sold include all of the tangible and intangible intellectual property developed for the operation of the Medical Systems segment’s medical services business, pharmaceutical supplies and other inventory items, customer and supplier contracts, computer software licenses, internet website and domain name and mailing lists and did not include the land and building used by this operation.

Under the terms of the agreement, the purchase price, in addition to MedAire, Inc.’s assumption of certain liabilities was $420,000 plus any prepaid deposits and the cost of the pharmaceutical inventory and supplies reduced by any pre-billing to or pro-rata prepayment by Digital Angel Corporation’s customers.

Item 7.                                                           Exhibits and Reports on Form 8-K.

(a)                      No financial statements are required to be filed as part of this Current Report on Form 8-K.

(b)                     Unaudited (i) Pro Forma Balance Sheet as of March 31, 2004 (ii) Pro Forma Statement of Operations for the quarter ended March 31, 2004 (iii) Pro Forma Statement of Operations for the year ended December 31, 2004 and (iv) related notes thereto.

(c)                      Exhibits:

99.1  Unaudited (i) Pro Forma Balance Sheet as of March 31, 2004 (ii) Pro Forma Statement of Operations for the quarter ended March 31, 2004 (iii) Pro Forma Statement of Operations for the year ended December 31, 2004 and (iv) related notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2004

/s/ James P. Santelli
Digital Angel Corporation
James P. Santelli
Vice-President of Finance and Chief Financial Officer